UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934
              ----------------------------------------------------
          Date of Report (Date of earliest event reported): May 1, 2006
              ----------------------------------------------------
                        GYRODYNE COMPANY OF AMERICA, INC.
              ----------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)

              New York                000-01684             1-1688021
              --------                ---------             ---------
  (State or Other Jurisdiction     (Commission File      (I.R.S. Employer
  of Incorporation)                Number)               Identification No.)


                             1 FLOWERFIELD, SUITE 24
                            ST. JAMES, NEW YORK 11780
                            -------------------------
                         (Address of principal executive
                               offices) (Zip Code)

                                 (631) 584-5400
                            -------------------------
                         Registrant's telephone number,
                               including area code

                                       N/A
                            -------------------------
          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-Kfiling is intended to simultaneously satisfy the filing obligation of the registrant under any of thefollowing provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
           Year

On April 27, 2006, the Board of Directors of Gyrodyne Company of America, Inc. (the "Company") unanimously adopted a resolution to amend the bylaws of the Company to become effective May 1, 2006, (i) to make clear that the Chairman of the Board is not an officer of the Company, (ii) to provide that the Company is not required to have an Executive Committee but may, at the election of the Board, establish an Executive Committee, and (iii) to permit the Board to establish not only the specific committees designated in the bylaws, but such other committees as it deems appropriate from time to time. The Amended and Restated Bylaws are attached to this Current Report on Form 8-K as Exhibit 3.2.

Item 8.01. Other Events

Item 8.01(a). Notice of Claim

On May 1, 2006, the Company filed a Notice of Claim with the Court of Claims of the State of New York seeking $158 million of damages from the State University of New York at Stony Brook (the "University") for the People of the State of New York (the "State") resulting from the condemnation by the University of 245.5 acres of the Company's Flowerfield property located in Smithtown and Brookhaven, New York (the "Property").

On November 2, 2005, as previously reported by the Company, the University filed a deed with the Suffolk County Clerk's Office and vested title in the Property pursuant to the New York Eminent Domain Procedure Law (the "EDPL"). On March 27, 2006, the Company received payment from the State of New York in the amount of $26,315,000, which the Company had previously elected under the EDPL to accept as an advance payment for the Property. Under the EDPL, both the advance payment and any additional award from the Court of Claims bear interest at the rate of 9% simple interest from the date of the taking through the date of payment.

In actions for additional compensation in eminent domain proceedings under the EDPL, the Court of Claims reviews, among other factors, the highest and best use of the condemned property and the probability that the highest and best use could have been achieved. The Company will have to prove its claim for damages by proving the highest and best use of the property by a preponderance of the evidence. To do so, the Company intends to present various scenarios which may include the probability that some or all of the Property would have to be re-zoned to achieve its highest and best use. Gyrodyne has assembled what it believes to be a first class team led by the law firm of Robinson & Cole and includes an engineering firm, a land planning firm and an appraisal firm which will be presenting the basis for the claim in the coming months. While the Company is confident that we can present a credible case for substantial additional compensation for the Property, we cannot predict the outcome of the action in the Court of Claims, and it is possible that Gyrodyne may be awarded a different amount than is being requested, including no compensation, or an amount that is substantially lower than the

Company's claim for $158 million that is sought in the action. It is also possible that the Court of Claims could ultimately permit the State to recoup part of its advance payment to the Company.

The Company issued the press release attached hereto as Exhibit 99.1 to announce the filing of the Notice of Claim, a copy of which is attached hereto as Exhibit 99.2.


Item 8.01(b). Rejection of Offer

In the press release attached hereto as Exhibit 99.3, the Company also announced that its Board of Directors had voted unanimously to reject the unsolicited offer the Company received from Opportunity Partners L.P.


SAFE HARBOR
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to additional compensation for the Property, if any, that may ultimately be awarded to the Company by the New York Court of Claims. These forward-looking statements are based on information available to the Company as of the date of this Current Report on Form 8-K and include the risk that some or all of the Property would have to be re-zoned to achieve its highest and best use. These forward-looking statements should not be relied upon as representing the Company's views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.


Item 9.01 Financial Statements and Exhibits

     (d)  Exhibits

     Exhibit No.   Exhibit
     -----------   -------

         3.2       Amended and Restated Bylaws effective as of May 1, 2006.
        99.1       Press Release (Item 8.01(a)).
        99.2       Notice of Claim.
        99.3       Press Release (Item 8.01(b)).

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               GYRODYNE COMPANY OF AMERICA, INC.


                               By: /s/ Stephen V. Maroney
                               ------------------------------------------------
                               Stephen V. Maroney
                               President, Chief Executive Officer and Treasurer

                               Date: May 1, 2006